EXHIBIT 10.27
TRINITY INDUSTRIES, INC.
DIRECTOR COMPENSATION
Summary Sheet as of September 9, 2008
On September 9, 2008 the Board of Directors revised the compensation of directors effective that day.
Each director of the Company who is not a compensated officer or employee of the Company will receive cash compensation as follows:
•	Board member annual retainer of $50,000

•	Presiding Director — annual retainer of $5,000

•	Board meeting fee — $2,000 for each meeting attended

•	Ad Hoc Consultancy or Special Assignment as approved by the Chairman, Chief Executive Officer and President — $2,000 per day

•	Audit Committee Chairman — annual retainer of $15,000

•	Member of the Audit Committee — $2,000 for each meeting attended

•	Human Resources Committee Chairman — annual retainer of $7,500

•	Chairman of other Board Committees — annual retainer of $5,000

•	Member of other Board Committees — $1,500 for each meeting attended
The Board has a cash equivalent value for annual equity compensation for directors of $100,000 and will use a twelve month average share price as the basis for the awards.